Exhibit   99.1

FOR RELEASE:  Immediate

FROM:

Nuvera Communications, Inc.

27 N. Minnesota

New Ulm, MN 56073

Phone 507-354-4111

CONTACT:  Bill Otis

          Nuvera Communications, Inc.

          507-354-4111

          E-mail: billotis@nuvera.net

Nuvera Confirms Acceptance of Revised Offer of A-CAM Model of Universal Service Fund

NEW ULM, MN – March 11, 2019 – On March 8, 2019, Nuvera Communications, Inc. accepted the revised Alternative Connect America Cost Model (A-CAM) of the Universal Service Fund (USF) as its support mechanism for both its Minnesota and Iowa operations. The Company will receive A-CAM support for a period of ten years in exchange for meeting defined broadband build-out obligations.

In its Form 8-K dated March 8, 2019, Nuvera disclosed that it had elected the 2019 A-CAM model for its Minnesota and Iowa operations, replacing its former A-CAM support.

Consistent with its Form 8-K disclosure, Nuvera notified the Federal Communications Commission (FCC) that it would accept the revised 2019 A-CAM offer released February 25, 2019. Nuvera will now annually receive (i) $596,084 for its Iowa operations and (ii) $8,354,481 for its Minnesota operations. The Company will use the annual $8.95 million that it receives through the 2019 A-CAM program to meet its defined broadband build-out obligations.  The new 2019 A-CAM payments will add $812,487 to Nuvera’s existing A-CAM annual support over the previous level of support.

The USF was established as part of the Telecommunications Act of 1996 and provides subsidies to telecommunications providers to increase the availability and affordability of advanced telecommunications services. In 2011, significant reform was introduced, including the creation of the Connect America Fund (CAF), to help modernize the USF and support these telecom services in the nation’s high-cost areas. In 2016, the FCC announced additional reform to further transition the CAF from supporting the provision of voice services to supporting the provision of broadband services.

One of the major changes introduced by the 2016 Order is the creation of the A-CAM model, a new CAF support mechanism for rate-of-return carriers. Carrier participation in the A-CAM program is voluntary; each carrier had to select this or another support mechanism per state.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, Nuvera Communications, Inc. may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws.  These forward-looking statements are subject to a number of factors, risks and uncertainties that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements.  Forward looking statements in this press release are subject to the risk Congress or the FCC could delay the start of the A-CAM program or alter the funding of the A-CAM program.

About Nuvera

Nuvera is a well-established communications company with headquarters in New Ulm, MN that provides Internet, digital TV, voice, Managed Services, computer sales and computer repair services. Nuvera sells and services cellular phones and accessories and customer premise equipment. Nuvera has customer solutions centers in the Minnesota communities of New Ulm, Glencoe, Goodhue, Hutchinson, Litchfield, Prior Lake, Redwood Falls, Sleepy Eye and Springfield, as well as Aurelia, Iowa. Nuvera also operates TechTrends, a technology retail store, located in New Ulm. In addition, Nuvera offers television and Internet services in Cologne, Mayer, New Germany and Plato MN. Nuvera also holds partial ownership in FiberComm, LC, based in Sioux City, Iowa.

Nuvera Communications, Inc. is a publicly held corporation. For more information on the company or purchasing stock, visit www.nuvera.net.